EXHIBIT 99.2

Contact:	Larry Wexler	Murray A. Louis, V.P.
Voice:	610.676.1440	610.676.1932
E-Mail:	lwexler@seic.com	mlouis@seic.com
Pages:	1

For Immediate Release

SEI Investments Announces Increase in Stock Repurchase Program

Oaks, PA – September 15, 2004 – SEI Investments Company (NASDAQ:SEIC) announced today that its Board of Directors has approved an increase in its stock repurchase program by an additional $50 million.

During the calendar year 2004 (thru September 13th), the Company repurchased approximately 2.9 million shares at a cost of $89.4 million.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending June 30, 2004, SEI administers over $282 billion in mutual fund and pooled assets, manages over $100 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.